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                               GUARANTY AGREEMENT


         Guaranty Agreement, executed and delivered December 31, 1997(this "AGREEMENT"), made by DVI, INC., a Delaware corporation, in favor of CORESTATES BANK, N.A., a national banking association with its executive offices in Philadelphia, Pennsylvania ("CORESTATES BANK").


                              PRELIMINARY STATEMENT

         DVI Financial Services Inc. ("DVI FINANCIAL SERVICES"), Oferil, S.A. (AOFERIL@) and CoreStates Bank are entering into a $20,000,000 Credit Agreement of even date herewith (such agreement as it may be amended from time to time after the date hereof, the "CREDIT AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement.

         DVI is the owner, beneficially and of record, of all of the issued and outstanding capital stock of DVI Financial Services and Oferil, and as such will benefit for the extension of credit to DVI Financial Services and Oferil pursuant to the Credit Agreement.

         It is a condition to the making of the Loan under the Credit Agreement that this Agreement be executed and delivered by DVI, Inc. in favor of CoreStates Bank and be in continuous full force and effect.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, DVI, Inc. hereby makes the following representations and warranties to CoreStates Bank and covenants and agrees with CoreStates Bank as follows:

         1. CONTINUING AND UNCONDITIONAL GUARANTY. DVI, Inc. hereby unconditionally and absolutely guaranties to and for CoreStates Bank the due performance, including without limitation the prompt payment when due or within any applicable grace Period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all obligations of DVI Financial Services and/or Oferil owed to CoreStates Bank under the Credit Agreement and the Note and Loan Documents referred to therein, or under any renewals, extensions or modifications thereof (the "OBLIGATIONS") irrespective of (a) any lack of enforceability of any Obligation in any jurisdiction, (b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of CoreStates Bank with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of either or both of DVI Financial
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Services or Oferil. DVI, Inc. agrees that its obligations hereunder are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether DVI Financial Services and/or Oferil is joined in any such action or actions; and that DVI, Inc. waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof.

         If, absent the provisions of this paragraph, this Agreement would be held or determined to be void, invalid or unenforceable on account of the amount of DVI, Inc.'s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by DVI, Inc., CoreStates Bank or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of said DVI, Inc., over the amount of all liabilities of DVI, Inc. (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (a) as of the date hereof, and (b) as of the date of the enforcement of this Agreement. Nothing contained in this paragraph shall be deemed to waive, diminish or modify DVI, Inc.'s representations, acknowledgments or recitals set forth herein, or in any other Loan Document.

         DVI, Inc. agrees that its obligations as guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of DVI Financial Services and/or Oferil or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Obligations shall include all amounts that would otherwise constitute Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. This Agreement shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by CoreStates Bank in connection with any proceeding involving DVI Financial Services, Oferil, DVI, Inc. or any other person under any bankruptcy, insolvency, reorganization or similar laws relating to relief of debtors.

         This is a continuing guaranty and shall remain in full force and effect and be binding upon each DVI, Inc., its successors and assigns until payment in full of all the Obligations.

         2. PAYMENT OF OBLIGATIONS. In furtherance of, and not limiting either DVI, Inc.'s obligations pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Credit Agreement or any demand by CoreStates Bank upon DVI Financial Services and/or Oferil for payment of any amount in respect of any Obligation, DVI, Inc. shall immediately pay, in full, the Obligation or Obligations demanded (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of CoreStates Bank as set forth in the Credit Agreement, or to such other location as CoreStates Bank may from time to time specify. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for CoreStates Bank to make any demand upon or bring any legal, equitable or other action, institute suit, to exhaust it rights against DVI Financial Services and/or Oferil or any other person, or to proceed, enforce or exhaust its rights against any security given to secure payment of the Obligations.
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         3. WAIVER. DVI, Inc. hereby waives all notices of any character whatsoever with respect to this Agreement and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. DVI, Inc. hereby consents to the taking of, or failure to take, from time to time without notice to him, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any person or persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and DVI, Inc. will remain fully liable hereon notwithstanding any of the foregoing. DVI, Inc. hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting its liability hereunder, including without limitation (a) all defenses whatsoever to his liability hereunder except the defense of payment made on account of the Obligations to CoreStates Bank and his liability hereunder; (b) all right to stay of execution and exemption of property in any action to enforce its liability hereunder; and (c) all rights accorded to him under any other statutory provisions of any other applicable jurisdiction affecting the rights of CoreStates Bank to enforce his obligations under this Agreement.

         4. REPRESENTATIONS AND WARRANTIES. DVI, Inc. hereby represents and warrants to CoreStates Bank as follows:

         (a) VALIDITY OF DOCUMENTS. This Agreement is a legal, valid and binding obligations enforceable against it in accordance with its terms.

         (b) CONFIRMATION OF CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. All representations and warranties with respect to DVI Financial Services and/or Oferil which are set forth in the Credit Agreement and the other Loan Documents are true and correct as of their respective dates.

         5. COVENANT OF ASSISTANCE TO DVI FINANCIAL SERVICES AND/OR OFERIL. DVI, Inc. hereby covenants and agrees that from and after the date hereof and so long as any Obligation remains unpaid or outstanding it will provide its full assistance and cooperation in order to enable the DVI Financial Services and/or Oferil to comply with all covenants and agreements set forth in the Credit Agreement and the other Loan Documents to the extent such covenants and agreements relate to DVI Financial Services and/or Oferil, its assets, business and operations.

         6. EXPENSES. In addition to all other liabilities he may have hereunder, DVI, Inc. also agrees to pay to CoreStates Bank, on demand, all costs and expenses (including fees, costs and disbursements of counsel) which may be incurred in the enforcement of the Obligations or DVI, Inc.=s liabilities hereunder.

         7. MODIFICATION OF OBLIGATIONS. DVI, Inc. hereby consents and agrees that without further notice to or assent from it, the amount of the Obligations, the time of payment of any or all the Obligations may be changed, any other term or condition relating to any or all the Obligations may be changed, DVI Financial Services and/or Oferil may be discharged from
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any or all the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that DVI, Inc. will remain bound upon this Agreement notwithstanding any or all of the foregoing.

         8. NO WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. No failure on the part of CoreStates Bank to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by CoreStates Bank of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as CoreStates Bank shall determine, in its sole discretion.

         9. OTHER GUARANTIES. A subsequent guaranty by any other guarantor of any of the Obligations shall not be deemed to be in lieu of or to supersede or terminate this Agreement but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided therein; and if any other guarantor has given to CoreStates Bank a previous guaranty or guaranties, this Agreement shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

         10. RIGHT OF SET-OFF. Upon an Event of Default under the Credit Agreement, CoreStates Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other indebtedness at any time owing by CoreStates Bank to or for the credit of each DVI, Inc. against any and all of the obligations of each DVI, Inc. now or hereafter existing under this Agreement.

         11. TERMINATION OF GUARANTY. Nothing except payment in full of all the Obligations shall release DVI, Inc. from liability under this Agreement. This Agreement will be returned when (a) all Obligations shall have been paid in full, and (b) the term of the Credit Agreement shall have expired.

         12. BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of each DVI, Inc. and CoreStates Bank and their respective heirs, administrators, successors and assigns, except that DVI, Inc. may not assign or otherwise transfer any of its rights hereunder. CoreStates Bank may at any time sell, assign, pledge, grant participations in or otherwise transfer its rights under this Agreement in whole or in part.

         13. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended if such amendment is in writing and is signed by DVI, Inc. and CoreStates Bank, and any provision of this Agreement may be waived by CoreStates Bank.

         14. GOVERNING LAW; JURISDICTION. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS. DVI, Inc. hereby consents to the jurisdiction of the courts of Pennsylvania in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein, and in the event any such action or proceeding shall be brought against it, DVI, Inc. agrees not to raise any objection to such jurisdiction or to the laying of
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venue in Philadelphia County. DVI, Inc. agrees that service of process in such action or proceeding may be duly effected upon it by service in accordance with the provisions of the Uniform Interstate and International Procedure Act.

         IN WITNESS WHEREOF, DVI, Inc. has executed and delivered this Agreement as of the day and year first above written.


                                    DVI, INC.



                                    By ______________________________
                                    Name:
                                    Title: